POWER OF ATTORNEY

The person whose signature appears below hereby appoints David A. McNeill as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including any pre-effective amendments, post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of variable annuity contracts (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-67538 and 333-87632) and variable life insurance policies (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-12789 and 333-87766) issued by Farm Bureau Life Insurance Company.

Signature	Title	Date

/s/ Richard Felts	Director	03/02/2015
/s/ James A. Holte	Director	01/24/2013
/s/ Doug Gronau	Director	04/09/2012
/s/ Bob Hanson	Director	04/09/2012
/s/ Craig D. Hill	Director	04/09/2012
/s/ Leland J. Hogan	Director	04/11/2012
/s/ Doyle Johannes	Director	04/06/2012
/s/ Perry Livingston	Director	04/13/2012
/s/ Steve Nelson	Director	04/09/2012
/s/ Charles E. Norris	Director	04/12/2012
/s/ Kevin Paap	Director	04/09/2012
/s/ Frank S. Priestly	Director	04/11/2012
/s/ Kevin G. Rogers	Director	03/28/2011
/s/ Calvin Rozenboom	Director	04/09/2012
/s/ Carlton Kjos	Director	03/02/2015
/s/ Philip Sundblad	Director	04/06/2011
/s/ Scott VanderWal	Director	04/07/2012
/s/ Michael White	Director	04/09/2012
/s/ Thomas Buchanan	Director	06/17/2014